UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 27, 2016

OTTAWA SAVINGS BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)

United States	0-51367	20-3074627
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

925 LaSalle Street, Ottawa, IL 61350
(Address of principal executive offices) (Zip Code)

(815) 433-2525
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03   Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 27, 2016, the Board of Directors of Ottawa Savings Bancorp, Inc. (the “Company”) amended Article III, Section 16 of the Company’s bylaws to clarify that no person 72 years of age or older shall be eligible for election, reelection, appointment or reappointment to the Company’s Board of Directors, and that any director whose term is up and has attained the age of 70 at an annual meeting of stockholders shall be reelected for a two-year term and any director whose term is up and has attained the age of 71 at an annual meeting of stockholders shall be reelected for a one-year term.  Previously, Article III, Section 16 of the Company’s bylaws contained a substantially identical director age limitation provision.  However, the prior bylaw provision contemplated that directors of the Company are elected at an annual meeting of stockholders to be held in January of each year, which is no longer the month in which the Company holds its annual meeting of stockholders.

A copy of the Company’s bylaws, as amended, is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 8.01   Other Events.

On January 27, 2016, the Board of Directors of the Company also determined that the Company’s 2016 annual meeting of stockholders will be held on Wednesday, May 18, 2016 at the Company’s offices located at 925 LaSalle Street, Ottawa, Illinois 61350.

Item 9.01   Financial Statements and Other Exhibits.

(d)	Exhibits

No. Description

3.2 Bylaws of Ottawa Savings Bancorp, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OTTAWA SAVINGS BANCORP, INC. (Registrant)

Date: February 1, 2016	By:	/s/ Jon Kranov
Jon Kranov
President and Chief Executive Officer